UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2005

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 242-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Exhibit Index
SIGNATURES
EX-4.9: INDENTURE
EX-4.10: FORM OF SENIOR NOTE
EX-4.11: REGISTRATION RIGHTS AGREEMENT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     American Real Estate Partners, L.P., a Delaware limited partnership (“AREP”) and American Real Estate Finance Corp., a Delaware corporation (“AREP Finance”, and together with AREP, the “Issuers”), have issued $480 million aggregate principal amount of 7 1/8% Senior Notes due 2013 (the “7 1/8% Senior Notes”) under an indenture, dated as of February 7, 2005, among the Issuers, American Real Estate Holdings Limited Partnership, a Delaware limited partnership (“AREH”), and Wilmington Trust Company, a copy of which is attached hereto as Exhibit 4.9 (the “Indenture”). AREP Finance was formed solely for the purpose of serving as a co-issuer of debt securities of AREP in order to facilitate offerings of debt securities. AREH is a guarantor of the notes. The notes have a fixed annual interest rate of 7 1/8% per annum, which will be paid every six months on February 15 and August 15, commencing on August 15, 2005. The notes will mature on February 15, 2013. The form of the 7 1/8% Senior Notes is attached hereto as Exhibit 4.10. The covenants contained in the 7 1/8% Senior Notes are substantially similar to the covenants in the Indenture among the Issuers, AREH and Wilmington Trust Company, dated May 12, 2004 governing the 8 1/8% Senior Notes due 2012 previously issued by the Issuers.

     AREP, AREP Finance, AREH, Bear, Stearns & Co. Inc. and Jefferies & Company, Inc. have entered into a registration rights agreement, dated February 7, 2005, a copy of which is attached hereto as Exhibit 4.11 (the “RRA”). The Issuers and the Guarantor have agreed to file a registration statement within 180 days after the execution date of the RRA, enabling holders to exchange the notes for publicly registered notes with substantially identical terms. The Issuers and the Guarantor will use all commercially reasonable efforts to cause the registration statement to become effective within 300 days after the execution date of the RRA. The Issuers and the Guarantor will use all commercially reasonable efforts to consummate an exchange offer within 30 business days, or longer if required by the federal securities laws, after the effective date of the registration statement. In addition, in certain circumstances, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the notes. The failure to comply with the obligations under this agreement will require the Issuers and the Guarantor to pay liquidated damages to holders of the 7 1/8% Senior Notes under certain circumstances.

Exhibit Index

     4.9 Indenture, dated as of February 7, 2005, among AREP, AREP Finance, AREH, as guarantor, and Wilmington Trust Company, as Trustee.

     4.10 Form of 7 1/8% Senior Note due 2013.

     4.11 Registration Rights Agreement, dated as of February 7, 2005, among AREP, AREP Finance, AREH, as guarantor, and Bear, Stearns & Co. Inc. and Jefferies & Company, Inc. as Initial Purchasers.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P. (Registrant)

By:	American Property Investors, Inc. General Partner

	By:	/s/ John P. Saldarelli

John P. Saldarelli
Vice President, Chief Financial
Officer, Secretary and Treasurer
Date: February 10, 2005